SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 23, 2009

T-3 ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19580	76-0697390
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		No.)
7135 Ardmore
Houston, Texas 77054
(Address of principal executive offices) (zip code)
(713) 996-4110
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 24, 2009, T-3 Energy Services, Inc. (the “Company”) announced certain changes to the Company’s management composition.
Departure of Gus D. Halas as President, Chief Executive Officer and Chairman of the Board.
     Gus D. Halas has resigned his positions as President, Chief Executive Officer and Chairman of the Board of Directors (the “Board”), effective March 23, 2009. In connection with his resignation as Chairman, Mr. Halas also stepped down as a director of the Company.
     In connection with the above-described resignations, the Company and Mr. Halas entered into a Separation Agreement (the “Separation Agreement”) with the Company. Under the Separation Agreement, Mr. Halas will receive (1) a severance payment of $2,783,437.50, (2) a payment of $112,328.77, representing the accrued portion of Mr. Halas’ annual bonus for the current fiscal year that is projected to be payable (based on the current operating results of the Company), (3) an amount equal to the unvested portion of the employer contributions credited to Mr. Halas’ account under the Company’s 401(k) plan, (4) a cash payment equal to 10,000 multiplied by the closing share price of Employer’s stock as of the effective date of the resignation and (5) a lump-sum cash payment of $75,000 representing all amounts otherwise due and payable under Mr. Halas’ employment agreement. Under the Separation Agreement, all of Mr. Halas’ stock options and restricted stock grants granted to Mr. Halas pursuant to the 2002 Stock Incentive Plan (previously filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 21, 2006) (the “Plan”) will immediately vest and will remain otherwise subject to the terms and conditions of the Plan and any associated award agreements under which the stock options were granted.
     Mr. Halas has released the Company, its parents, subsidiaries, affiliates, successors and assigns, and their past and present officers, directors, partners, employees, members, managers, shareholders, agents, attorneys, accountants, insurers, heirs, administrators and executors (collectively the “Released Parties”) from any and all claims, liabilities, cost, expenses, judgments, attorney fees, actions, known and unknown, of every kind and nature whatsoever in law or in equity, which Mr. Halas had, now has or may have against the Release Parties relating in any way to his employment or termination (except for claims Mr. Halas may have against the Company in enforcing the obligations of the Company under the Separation Agreement).
     The Separation Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein as if set forth in full. The description of the material terms of the Separation Agreement set forth above are qualified in their entirety by reference to such exhibit.
Appointment of Steven W. Krablin as President, Chief Executive Officer and Chairman of the Board.
     The Board, upon recommendation of both the Compensation Committee of the Board and the Nominating Committee of the Board, has approved the appointment of Steven W. Krablin to replace Mr. Halas as President, Chief Executive Officer and Chairman of the Board, effective March 23, 2009. In connection with his appointment as Chairman, Mr. Krablin has been elected by the remaining directors to fill the vacancy on the Board resulting from Mr. Halas’ resignation as a director of the Company.
     Mr. Krablin, age 58, has been a private investor since April 2005. From April 2008 until August 2008, he also served as Executive Vice President and Chief Financial Officer of IDM Group Limited, a provider of drilling equipment and other goods and services to the oil and gas industry. From January 1996 until his retirement in April 2005, Mr. Krablin served as Senior Vice President and Chief Financial Officer of National Oilwell Varco, Inc. or its predecessors, a manufacturer and distributor of oil and gas drilling equipment. Prior to 1996, Mr. Krablin served as Senior Vice President and Chief Financial Officer of Enterra Corporation until its merger with Weatherford International, Inc. Mr. Krablin currently serves on the board of directors of Penn Virginia Corporation, Hornbeck Offshore Services, Inc. and Chart Industries, Inc.

     In connection with his appointment as President, Chief Executive Officer and Chairman, Mr. Krablin entered into an Employment Agreement (the “Employment Agreement”) with the Company. The Employment Agreement has a two year term with an annual base salary of $500,000, subject to adjustment under the Company’s periodic compensation review procedure, and an annual bonus to be awarded based on the achievement of performance goals established annually by the Board. The formula for computing the annual bonus will be determined by taking into account Mr. Krablin’s position, responsibilities and accomplishments with the Company and the Company’s past performance and projected future performance. The target value of the annual bonus will be 100% of Mr. Krablin’s base salary, with a maximum annual bonus of 200% of Mr. Krablin’s base salary. In addition, Mr. Krablin will be eligible to participate in other benefits programs available to employees generally, including life and medical insurance and vacation benefits.
     Also in connection with Mr. Krablin’s appointment as President, Chief Executive Officer and Chairman, the Board, upon recommendation of the Compensation Committee, approved an award of phantom stock options representing the value of the right to acquire 100,000 shares of the Company’s stock at a strike price equal to the fair market value of the Company’s common stock on the date of grant and phantom restricted stock grants of 10,000 shares, with each share of phantom restricted stock representing the same value as a share of restricted stock granted pursuant to the Plan. These phantom stock options and phantom restricted stock grants will vest one-half on the first anniversary of the effective date of the Employment Agreement and the second half on the second anniversary of the effective date of the Employment Agreement, conditioned on Mr. Krablin’s continued employment with the Company. The Company retains the right, in its sole discretion, to convert the phantom stock options granted to Mr. Krablin to stock options granted pursuant to the Plan and to convert the shares of phantom restricted stock granted to shares of restricted stock granted pursuant to the Plan.
     Mr. Krablin will also be eligible for a long-term incentive award based on such incentive performance targets as may be established from time to time by the Board or a committee thereof, in its sole discretion. The long-term incentive compensation will be paid through a combination of stock option grants, restricted stock grants, restricted stock units, performance shares or other equity based awards, cash-based long term plans or other components as the Board or a committee thereof may determine. The long-term incentive awards will be determined by taking into account Mr. Krablin’s position, responsibilities, and accomplishments with the Company and will be consistent with amounts paid to other executives of the Company.
     The Employment Agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein as if set forth in full. The description of the material terms of the Employment Agreement set forth above are qualified in their entirety by reference to such exhibit.

Item 7.01.	Regulation FD Disclosure
     On March 24, 2009, the Company issued a press release announcing the management changes discussed above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Item 7.01 (including Exhibit 99.1 attached hereto) shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement by and between Gus D. Halas and T-3 Energy Services, Inc., effective as of March 23, 2009.

10.2	Employment Agreement by and between Steven W. Krablin and T-3 Energy Services, Inc., effective as of March 23, 2009.

99.1	Press release, dated March 24, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 25, 2009	T-3 ENERGY SERVICES, INC.
	By:	/s/ James M. Mitchell
James M. Mitchell
Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement by and between Gus D. Halas and T-3 Energy Services, Inc., effective as of March 23, 2009.

10.2	Employment Agreement by and between Steven W. Krablin and T-3 Energy Services, Inc., effective as of March 23, 2009.

99.1	Press release, dated March 24, 2009.

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